Exhibit 99.1

For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545

Unifi Announces Third Quarter Results

GREENSBORO, N.C. – April 25, 2012 – Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its third quarter ended March 25, 2012.

The Company is reporting net income of $7.5 million, or $0.38 per share, for the March 2012 quarter compared to a net loss of $4.0 million, or $0.20 per share, for the prior year quarter.  The improvement was a result of the strengthening of the Company’s domestic polyester segment and $9.7 million of earnings from its equity investment in Parkdale America, LLC.  Net sales for the March 2012 quarter were $179 million, approximately equal to the March 2011 quarter as a slight decrease in volume was offset by a 3.2% increase in selling price.

Net sales for the first nine months of fiscal 2012 were $517 million, also approximately equal to the prior year period as volume declines were offset by an 8.0% increase in selling prices, which were mostly related to higher raw material costs.  The Company is reporting net income of $213 thousand, or $0.01 per share, for the first nine months of the 2012 fiscal year compared to net income of $11.6 million, or $0.58 per share, for the prior year period.  Fiscal year to date net income was negatively impacted by significantly higher raw materials costs, lower volumes as a result of the inventory destocking across the North American apparel supply chain, a write-down of an investment in an equity interest, and weakness in Brazil related to currency fluctuations.

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Unifi Announces Third Quarter Results-page 2

“We expected to see better results as we entered the second half of our 2012 fiscal year and clearly saw an improving trend through the March quarter,” said Bill Jasper, Chairman and CEO of Unifi.  “Retail sales increased in each of our core business segments, apparel inventory destocking across the supply chain is now largely completed, U.S. market synthetic apparel supplied by the North American region continues to grow, and the weakened currency in Brazil is making domestic production there more competitive.  Coupled with anticipated moderation in polyester raw materials prices, these conditions led to improved operating results during the quarter and are expected to result in continued operating improvements for the Company over the next few quarters.”

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) were $10.3 million for the March 2012 quarter compared to $12.3 million for the prior year quarter as improvements in the Company’s polyester segment were offset by declines in the nylon and international segments. Adjusted EBITDA for the first nine months of fiscal year 2012 was $25.7 million.  Cash-on-hand as of March 25, 2012 was $35.8 million and long-term debt remained unchanged from the quarter ended December 25, 2011 at $123.7 million of the Company’s 11.5% Senior Secured Notes due May 2014 and $35.0 million of borrowings under the revolving credit facility.

As previously disclosed on April 24, 2012, the Company announced the full call for redemption of its remaining outstanding 2014 Senior Secured Notes and that it had entered into commitment letters for a new debt structure, comprised of a $150 million senior secured credit facility and a $30 million Term B loan.  The Company expects to fund the redemption of the 2014 Notes using approximately $22 million of cash-on-hand and borrowings of $60 million under the new revolving credit facility, $50 million under the term loan component of the new senior secured credit facility and $30 million under the Term B loan.

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Unifi Announces Third Quarter Results-page 3

“Thanks to all of the hard work over the last several years and the focus on deleveraging, we are excited about the redemption of the 2014 Notes and entry into our new debt structure,” said Ron Smith, Chief Financial Officer of Unifi.  “As a result of these transactions, we expect to save approximately $9 million annually in interest expense and have extended the maturity profile of our indebtedness to May 2017.”

Jasper added, “In addition to the cash savings, we have created a capital structure that allows the Company significant flexibility in the development and execution of our strategic plans going forward.  This new financing allows the Company to accelerate its deleveraging strategy and provides the flexibility to explore strategic initiatives designed to leverage the Company’s core competencies, grow its defensible businesses and enhance shareholder value.”

The Company will provide additional commentary regarding its third quarter results, as well as its updated 2012 outlook during its earnings conference call on April 26, 2012 at 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.unifi.com/  and will available for replay approximately two hours after the live event and archived for up to twelve months.  Additional supporting materials and information related to the call, as well as the Company’s financial results for the March 2012 quarter will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit the new website www.repreve.com.

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Financial Statements to Follow

Unifi Announces Third Quarter Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(amounts in thousands, except share and per share amounts)

	March 25, 2012	June 26, 2011
ASSETS
Cash and cash equivalents	$35,820	$27,490
Receivables, net	100,713	99,815
Inventories	112,417	134,883
Income taxes receivable	122	578
Deferred income taxes	4,061	5,712
Other current assets	6,376	5,591
Total current assets	259,509	274,069

Property, plant and equipment, net	134,523	151,027
Deferred income taxes	627	-
Intangible assets, net	10,364	11,612
Investments in unconsolidated affiliates	97,883	91,258
Other non-current assets	10,006	9,410
Total assets	$512,912	$537,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$42,589	$42,842
Accrued expenses	15,451	17,495
Income taxes payable	1,254	421
Current portion of long-term debt	37	342
Total current liabilities	59,331	61,100
Long-term debt	158,722	168,322
Other long-term liabilities	4,261	4,007
Deferred income taxes	2,943	4,292
Total liabilities	225,257	237,721
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized, 20,090,094 and 20,080,253 shares outstanding)	2,009	2,008
Capital in excess of par value	34,328	32,599
Retained earnings	241,485	241,272
Accumulated other comprehensive income	8,947	23,776
Total Unifi, Inc. shareholders’ equity	286,769	299,655
Non-controlling interest	886	-
Total shareholders’ equity	287,655	299,655
Total liabilities and shareholders’ equity	$512,912	$537,376

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Unifi Announces Third Quarter Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	March 25, 2012	March 27, 2011	March 25, 2012	March 27, 2011
Net sales	$179,037	$179,390	$517,160	$516,621
Cost of sales	165,447	163,789	480,858	459,984
Gross profit	13,590	15,601	36,302	56,637
Selling, general and administrative expenses	11,148	10,798	32,505	33,469
(Benefit) provision for bad debts	(144)	41	418	86
Restructuring charges	-	9	-	1,555
Other operating expenses, net	669	158	1,118	417
Operating income	1,917	4,595	2,261	21,110

Interest income	(571)	(584)	(1,713)	(1,995)
Interest expense	4,189	5,016	12,791	15,347
Loss on extinguishment of debt	-	2,193	462	3,337
Other non-operating (income) expenses	(9)	78	(1,488)	528
Equity in (earnings) losses of unconsolidated affiliates	(9,863)	2,103	(14,166)	(11,887)
Loss on previously held equity interest	-	-	3,656	-
Income (loss) before income taxes	8,171	(4,211)	2,719	15,780
Provision (benefit) for income taxes	861	(166)	2,940	4,205
Net income (loss) including non-controlling interest	$7,310	$(4,045)	$(221)	$11,575
Less: net (loss) attributable to non-controlling interest	(225)	-	(434)	-
Net income (loss) income attributable to Unifi, Inc.	$7,535	$(4,045)	$213	$11,575

Net income (loss) per common share:
Basic	$0.38	$(0.20)	$0.01	$0.58

Diluted	$0.37	$(0.20)	$0.01	$0.57

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Unifi Announces Third Quarter Results – page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(amounts in thousands)

	For the Nine Months Ended
	March 25, 2012	March 27, 2011
Cash and cash equivalents at beginning of year	$27,490	$42,691
Operating activities:
Net (loss) income including non-controlling interest	(221)	11,575
Adjustments to reconcile net (loss) income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(14,166)	(11,887)
Dividends received from unconsolidated affiliates	4,150	4,319
Depreciation and amortization expense	20,384	20,300
Net loss on sale of assets	212	242
Loss on extinguishment of debt	462	3,337
Non-cash compensation expense	2,070	1,128
Loss on previously held equity interest	3,656	-
Deferred income taxes	(505)	(63)
Other	27	157
Changes in assets and liabilities, excluding effects of foreign currency adjustments:
Receivables, net	(4,009)	(11,533)
Inventories	16,784	(22,882)
Other current assets and income taxes receivable	(859)	361
Accounts payable and accrued expenses	(1,574)	3,742
Income taxes payable	843	(209)
Net cash provided by (used in) operating activities	27,254	(1,413)
Investing activities:
Capital expenditures	(5,329)	(17,334)
Investments in unconsolidated affiliates	(360)	(707)
Acquisition of controlling interest in Repreve Renewables, LLC, net of cash acquired	(356)	-
Return of capital from unconsolidated affiliate	-	500
Proceeds from sale of assets	224	189
Proceeds from return of split dollar life insurance premiums	14	3,241
Net cash used in investing activities	(5,807)	(14,111)
Financing activities:
Payments of notes payable	(10,288)	(47,588)
Payments on revolving credit facility	(95,200)	(105,325)
Proceeds from borrowings on revolving credit facility	95,600	143,125
Proceeds from stock option exercises	71	118
Purchase and retirement of Company stock	-	(2)
Debt financing fees	(194)	(825)
Contributions from non-controlling interest	320	-
Other	(319)	(364)
Net cash used in financing activities	(10,010)	(10,861)

Effect of exchange rate changes on cash and cash equivalents	(3,107)	2,836
Net increase (decrease) in cash and cash equivalents	8,330	(23,549)
Cash and cash equivalents at end of period	$35,820	$19,142

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Unifi Announces Third Quarter Results – page 7

 Adjusted EBITDA Reconciliation to Net Income (Loss) Attributable to Unifi, Inc. (Unaudited)
(amounts in thousands)

 The reconciliations of Net income (loss) attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 25, 2012	March 27, 2011	March 25, 2012	March 27, 2011
Net income (loss) attributable to Unifi, Inc.	$7,535	$(4,045)	$213	$11,575
Provision (benefit) for income taxes	861	(166)	2,940	4,205
Interest expense, net	3,618	4,432	11,078	13,352
Depreciation and amortization expense	6,677	6,599	19,692	19,564
EBITDA	18,691	6,820	33,923	48,696

Restructuring charges	-	9	-	1,555
Startup costs	315	502	602	2,540
Non-cash compensation expense, net	609	392	2,004	1,095
Loss on extinguishment of debt	-	2,193	462	3,337
Loss on previously held equity interest	-	-	3,656	-
Other	504	253	(751)	1,066
Adjusted EBITDA including equity affiliates	$20,119	$10,169	$39,896	$58,289

Equity in (earnings) losses of unconsolidated affiliates	(9,863)	2,103	(14,166)	(11,887)
Adjusted EBITDA	$10,256	$12,272	$25,730	$46,402

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Unifi Announces Third Quarter Results – page 8

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization).  Adjusted EBITDA including equity affiliates represents EBITDA adjusted to exclude restructuring charges, startup costs, non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest, and other adjustments.  Other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, employee severance, and other non-operating income or expense.  Adjusted EBITDA represents Adjusted EBITDA including equity affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.  We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures.  Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

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Unifi Announces Third Quarter Results – page 9

NON-GAAP FINANCIAL MEASURES
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Each of our Adjusted EBITDA and Adjusted EBITDA including equity affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA including equity affiliates) measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA including equity affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

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Unifi Announces Third Quarter Results – page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  The forward-looking statements made in this presentation include, without limitation, statements and projections concerning the Company’s new senior secured credit facility, Term B loan, and anticipated redemption of its senior secured notes due 2014.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, the possibility that the Company is unable to meet the closing conditions under the senior secured credit facility and Term B loan described in this presentation, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

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